                                                                     EXHIBIT 2.8

                            ASSET PURCHASE AGREEMENT

                                   dated as of

                                  May 31, 2002

                                  by and among

                        QUADRAMED OPERATING CORPORATION,

                                    as Buyer,

                                       and

                            TRANSCEND SERVICES, INC.

                                       And

                    CASCADE HEALTH INFORMATION SOFTWARE, INC.

                                   as Sellers

ARTICLE 1 DEFINITIONS.........................................................5
   Section 1.01 Definitions...................................................5

ARTICLE 2 PURCHASE AND SALE...................................................8
   Section 2.01 Sale and Transfer of Assets...................................8
   Section 2.02 Retained Assets..............................................11
   Section 2.03 Assumed Liabilities..........................................11
   Section 2.04 Retained Liabilities.........................................12
   Section 2.05 Purchase Price...............................................12
   Section 2.06 Net Cash Reconciliation......................................12
   Section 2.07 Closing .....................................................13

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLERS..........................13
   Section 3.01 Organization, Standing and Corporate Power...................14
   Section 3.02 Authority; Noncontravention..................................14
   Section 3.03 Consents and Approvals.......................................14
   Section 3.04 Financial Statements.........................................14
   Section 3.05 Absence of Certain Changes or Events; No Undisclosed
                Material Liabilities.........................................15
   Section 3.06 Material Contracts...........................................15
   Section 3.07 Real Property; Other Assets..................................16
   Section 3.08 Software ....................................................16
   Section 3.09 Intellectual Property........................................17
   Section 3.10 No Infringement..............................................18
   Section 3.11 Litigation, etc..............................................19
   Section 3.12 Compliance with Applicable Laws..............................19
   Section 3.13 Environmental Laws...........................................19
   Section 3.14 Taxes........................................................19
   Section 3.15 Benefit Plans................................................20
   Section 3.16 Labor Matters................................................20
   Section 3.17 Absence of Certain Practices.................................21
   Section 3.18 Title to Acquired Assets.....................................21
   Section 3.19 Product Liability............................................21
   Section 3.20 Brokers......................................................21
   Section 3.21 Completeness of Disclosure...................................21

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER............................21
   Section 4.01 Organization, Standing and Corporate Power...................22
   Section 4.02 Authority; Noncontravention..................................22
   Section 4.03 Consents and Approvals.......................................22
   Section 4.04 Broker.......................................................22

ARTICLE 5 COVENANTS OF SELLERS...............................................23
   Section 5.01 Conduct of the Business......................................23
   Section 5.02 Access to Information........................................24
   Section 5.03 Exclusivity..................................................25
   Section 5.04 Non-Solicitation of Employees. Non-Competition...............25
   Section 5.05 Remittance of Accounts Receivable............................26
   Section 5.06 Mail And Communications......................................27
   Section 5.07 Notification of Certain Tax Matters..........................27

ARTICLE 6 COVENANT OF BUYER..................................................27

ARTICLE 7 COVENANTS OF BUYER AND SELLERS.....................................28
   Section 7.01 Commercially Reasonable Efforts; Further Assurances..........28
   Section 7.02 Public Announcements.........................................28
   Section 7.03 Notices of Certain Events....................................28
   Section 7.04 Transfer and Other Taxes.....................................29
   Section 7.05 Further Assurances...........................................29
   Section 7.06 Transfers Not Effected as of Closing.........................29
   Section 7.07 Allocation of Purchase Price.................................30

ARTICLE 8 EMPLOYEE MATTERS...................................................30
   Section 8.01  Transferred Employees.......................................30
   Section 8.02  Cooperation.................................................30

ARTICLE 9 CONDITIONS TO CLOSING..............................................30
   Section 9.01 Conditions to Obligations of Buyer and Sellers...............30
   Section 9.02 Conditions to Obligation of Buyer............................31
   Section 9.03 Conditions to Obligation of Sellers..........................32

ARTICLE 10 SURVIVAL; INDEMNIFICATION.........................................33
   Section 10.01 Survival....................................................33
   Section 10.02 Indemnification.............................................33
   Section 10.03 Procedures..................................................34
   Section 10.04 Additional Procedures.......................................35
   Section 10.05 Calculation of Damages......................................35
   Section 10.06 Dispute Resolutions.........................................35
   Section 10.07 Effect of Investigation.....................................36
   Section 10.08 Tax Treatment of Indemnification Payments...................36
   Section 10.09 Right of Offset.............................................36

ARTICLE 11 TERMINATION.......................................................36
   Section 11.01 Grounds for Termination.....................................36
   Section 11.02 Effect of Termination.......................................37

ARTICLE 12 MISCELLANEOUS.....................................................38
   Section 12.01 Notices.....................................................38
   Section 12.02 Amendments and Waivers......................................39

   Section 12.03 Expenses....................................................39
   Section 12.04 Successors and Assigns......................................39
   Section 12.05 Governing Law...............................................39
   Section 12.06 Jurisdiction................................................39
   Section 12.07 Waiver of Jury Trial........................................40
   Section 12.08 Counterparts; Third Party Beneficiaries.....................40
   Section 12.09 Entire Agreement............................................40
   Section 12.10 Captions....................................................40
   Section 12.11 Severability................................................40
   Section 12.12 Specific Performance........................................40

                                List of Exhibits

   Exhibit   Document
   -------   --------------------
      A      Bill of Sale
      B      Assumption Agreement
      C      Sublease Agreement
      D      Guaranty


                                List of Schedules

   Schedule  Description
   --------  -----------
   1.01      List of individuals with Knowledge
   2.01(b)   Assumed Contracts
   2.01(c)   Tangible Personal Property
   2.01(d)   Owned Software
   2.01(e)   Licensed Software
   3.05(a)   Absence of Certain Changes
   3.05(b)   No Undisclosed Material Liabilities
   3.06      Material Contracts
   3.08(a)   Owned Software and Licensed Software
   3.08(b)   Persons with interest other than Cascade in Owned Software
   3.08(c)   Persons in possession or access to Source Code included in
             Owned Software
   3.08(d)   Royalty Fees
   3.08(f)   Termination of any Agreement, License or Arrangement as a result of Agreement.
   3.09(a)   List of all Intellectual Property
   3.09(b)   Restrictions on title to Intellectual Property
   3.10(a)   Infringement of Software or Intellectual Property
   3.10(b)   Infringement or lawsuits relating to Software or Intellectual
             Property
   3.11      Litigation
   3.12      Compliance with Applicable Laws
   3.13      Environmental Laws
   5.01      Conduct of Business
   8.01(a)   Transferred Employees
   9.02(i)   Consents from Third Parties

                            ASSET PURCHASE AGREEMENT

                  AGREEMENT, dated as of the close of business May 31, 2002, by and among QuadraMed Operating Corporation, a Delaware corporation ("Buyer"), Transcend Services, Inc., a Delaware corporation ("Transcend"), and Cascade Health Information Software, Inc., an Oregon corporation and a wholly-owned subsidiary of Transcend ("Cascade" and, together with Transcend,"Sellers" and each, a"Seller").

                              W I T N E S S E T H :

                   WHEREAS, Sellers are the owners of the Acquired Assets (defined in Section 2.01) used to conduct Cascade's coding and abstracting health information management software business (the "Business"). The Business is conducted at and the Acquired Assets are located at Seller's facility located at 9400 SW Beaverton Hillsdale Hwy, Suite 165, Beaverton, Oregon 97005-3300 (the "Facility"). The Business designs and markets software to automate the abstracting, encoding, and reporting functions of the health management departments of hospitals and clinics throughout the United States of America under the product names of Cascade Master System, Cascade Encoder, and CMX;

                   WHEREAS, Buyer and Sellers have approved, and deem it advisable to consummate, the purchase of the Acquired Assets by Buyer, which purchase is to be effected by the sale by Sellers of all the Acquired Assets to Buyer; and

                   WHEREAS, Buyer shall expressly assume from Cascade only the Assumed Liabilities (defined in Section 2.03), in the manner provided for in this Agreement, and Sellers shall retain any and all liabilities excluding only the Assumed Liabilities.

                   NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                   Section 1.01 Definitions. (a) The following terms, as used herein, have the following meanings:

                 "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

                  "Agreement" means this Asset Purchase Agreement.

                  "Ancillary Agreements" means the Bill of Sale, the Assumption Agreement, the Intellectual Property Instruments, and the Sublease Agreement.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by applicable law or executive order to close or are otherwise generally closed.

                  "Claim" means any lawsuit, claim, action, arbitration, proceeding (at law or in equity) or investigation.

                  "Closing Date" means the date of the Closing.

                  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  "Employees" means the active employees of Cascade engaged in the Business.

                  "Environmental Laws" means any federal, state or local law relating to: (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) otherwise relating to pollution of the environment or the protection of human health.

                  "Facility" means Cascade's Facility at 9400 SW Beaverton Hillsdale Hwy, Suite 165, Beaverton, Oregon, from which the Business is conducted.

                  "Governmental Authority" means any national, federal, regional, state, provincial, municipal, foreign or multinational court or other governmental or regulatory authority, administrative body or government, department, board, body, tribunal, instrumentality or commission of competent jurisdiction.

                  "Hazardous Substances" means: (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) any other contaminant; and (vi) any substance with respect to which any Governmental Authority requires environmental investigation, monitoring, reporting or remediation.

                  "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person:
(i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) for the payment of money relating to a capitalized lease obligation, or (iv) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; and (b) all liabilities and obligations of others of the kind described in the preceding clause (a) and otherwise that such Person has guaranteed or which are secured by a Lien on any assets or property of such Person.

                  "Knowledge" or words of similar import means actual knowledge of the individuals set forth in Schedule 1.01 attached hereto and any information which each of such representatives should have known upon execution of this Agreement at the Closing Date if they exercised prudent business judgment in the discharge of their duties in connection with the management and operation of the Business, generally as if the transaction contemplated herein had not occurred.

                  "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including, without limitation, any judicial or administrative order, consent, decree or judgment.

                  "Liabilities" means all debts, liabilities, claims, demands, expenses, commitments and obligations (whether accrued or not, known or unknown, disclosed or undisclosed, fixed or contingent, asserted or unasserted, liquidated or unliquidated) whether arising prior to, at or after the Closing.

                  "Material Adverse Change" means any one or more changes, events or occurrences which have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the applicable Person.

                  "Material Adverse Effect" with respect to any Person means a material adverse effect on (i) the ability of such Person to perform its obligations under this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby or (ii) the condition (financial or otherwise), assets, liabilities (actual or contingent), results of operations, business or prospects of such Person taken as a whole.

                  "Permits" means licenses, permits, approvals, registrations, waivers, exemptions, consents, authorizations, qualifications under or from any federal, state, local or foreign laws or Governmental Authorities.

                  "Permitted Liens" means, collectively (i) Liens for Taxes or assessments which are not delinquent or are being contested in good faith by appropriate proceedings; (ii) mechanics', warehousemens', materialmens', contractors', workmens', repairmens' and carriers' liens, and other similar Liens arising in the ordinary course for obligations which are not delinquent;
(iii) the ordinary course rights, if any, of third-party suppliers or other vendors having possession of equipment of Cascade; and (iv) Liens which do not materially impair the current use or the value of the assets subject to such Liens.

                  "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, all income, gross receipts, excise, property, sales, use, occupation, transfer, license, ad valorem, gains, profits, gift, estimated, social security, unemployment, disability, premium, recapture, credit, payroll, withholding, severance, stamp, capital stock, franchise and other taxes or similar charges of any kind, imposed by any Governmental Authority, including any interest and penalties on or additions thereto.

                  "Tax Return" means any report, return or other information or document required to be supplied to a taxing authority or jurisdiction in connection with Taxes, including any amendments thereof and any schedules thereto.

                   (b) Each of the following terms is defined in the Page set forth opposite such term:

Term                                                                       Page
-------------------------------------------------------------------------------
Accounts Receivable ....................................................... 11
Acquired Assets ...........................................................  9
Assumed Contracts ......................................................... 10
Assumed Liabilities ....................................................... 11
Assumption Agreement ...................................................... 32
Balance Sheets ............................................................ 15
Bill of Sale .............................................................. 32
Business ..................................................................  5
Business Information ...................................................... 26
Buyer .....................................................................  5
Buyer Indemnitees ......................................................... 33
Cascade ...................................................................  5
Claim ..................................................................... 34
Closing ................................................................... 13
Copyrights ................................................................ 10
Damages ................................................................... 34
Deferred Revenues ......................................................... 12
Domain Names .............................................................. 10
Environmental Permits ..................................................... 20
Final Net Cash Reconciliation Statement ................................... 12
Financial Statements ...................................................... 15
GAAP ...................................................................... 15
Indemnified Party ......................................................... 34
Indemnifying Party ........................................................ 34
Independent Auditor ....................................................... 13
Infringe .................................................................. 18
Intellectual Property ..................................................... 10
Intellectual Property Instruments ......................................... 32
Interim Financial Statements .............................................. 15
Inventory ................................................................. 11
IRS ....................................................................... 20
Licensed Software ......................................................... 10
Liens ..................................................................... 16
Objection Period .......................................................... 12

Term                                                                       Page
-------------------------------------------------------------------------------
Owned Software ............................................................ 10
Patents ................................................................... 10
Permits ................................................................... 19
Preliminary Net Cash Reconciliation Statement ............................. 12
Purchase Price ............................................................ 12
Retained Assets ........................................................... 11
Seller ....................................................................  5
Seller Indemnitees ........................................................ 34
Seller Marks .............................................................. 28
Sellers ...................................................................  5
Software .................................................................. 10
Sublease Agreement ........................................................ 32
Tangible Personal Property ................................................ 10
Termination Date .......................................................... 37
Third Party Claim ......................................................... 35
Trade Secrets ............................................................. 10
Trademarks ................................................................  9
Transcend .................................................................  5
Transferred Employees ..................................................... 30
Warranty Breach ........................................................... 34
Year End Financial Statements ............................................. 15


                                   ARTICLE 2

                                PURCHASE AND SALE

                   Section 2.01 Sale and Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, Sellers will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase, acquire and accept from Sellers, all of their and their Affiliates' right, title and interest in and to certain and specific assets, properties and rights used in or related to the Business, as set forth below, including those items directly related thereto (collectively, the "Acquired Assets"):

                   (a) Intellectual Property. Any and all (i) U.S. and foreign trademarks, service marks, trade dress, logos, trade names, brand names, corporate names, assumed names, business names, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, the "Trademarks"); (ii) Internet domain names (collectively, the "Domain Names"); (iii) U.S. and foreign patents, industrial designs, invention disclosures, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights related to the foregoing (collectively, the "Patents"); (iv) U.S. and foreign copyrights, and all registrations and applications to register the foregoing (collectively, the "Copyrights"); (v) all categories of trade secrets as defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law, including, but not limited to, business, technical and know-how information (collectively, the "Trade Secrets"); (vi) Software (as defined below); (vii) rights of publicity and privacy relating to the use of names, likenesses, voices, signatures and biographical information of real persons; and (viii) all licenses and agreements pursuant to which Sellers have acquired rights in or to any Trademarks, Domain Names, Patents, Trade Secrets, technology, know-how, rights of publicity or Copyrights, or agreements pursuant to which Sellers have licensed or transferred the right to use any of the foregoing, each as owned or used by Sellers in connection with the conduct of the Business (collectively, the "Intellectual Property"), but only as to the Intellectual Property specifically set forth on Schedule 3.09(a);

                   (b) Contract Rights. Sellers' rights in the contracts and agreements exclusively related to the Business, but only as to those contracts and agreements specifically set forth on Schedule 2.01(b) hereof (the "Assumed Contracts");

                   (c) Tangible Personal Property. The computer hardware, machinery and similar items owned by Cascade or used in the Business, but only as shown on Schedule 2.01(c);

                   (d) Owned Software. All of the computer programs (including all source code and object code) owned by Cascade or used in the Business, including without limitation computer programs in the development or testing phase, all related engineering specifications, program flow charts, installation and user manuals, and all know-how relating thereto (collectively, the "Owned Software"), but only as to the Owned Software specifically set forth on
Schedule 2.01(d) hereof;

                   (e) Licensed Software. All of Sellers' rights in the computer programs (including all source code and object code) licensed or otherwise made available to Cascade or the Business by another person (collectively, the "Licensed Software" and, together with the Owned Software, the "Software"), but only as to the Licensed Software specifically listed on Schedule 2.01(e) hereof;

                   (f) Books and Records. All existing books, records and files maintained by or on behalf of Sellers in any form or medium (electronic, paper or otherwise) relating to past, current or prospective customers or otherwise principally related to the Business or the Acquired Assets, but not those relating to Taxes, Tax Returns or other minute books, capital records and other documents of Sellers to the extent that they do not relate to the Business or the Acquired Assets (subject to Sellers' right to keep copies of the foregoing for archival purposes);

                   (g) Leasehold. Buyer and Sellers shall enter into a sublease for the Facility for a lease term of approximately eighteen (18) months, commencing on the Closing Date, on the same terms and conditions as the lease Cascade presently has for the Facility. After expiration of the approximately eighteen (18) month term, the sublease may be renewed on a month-to-month basis with the consent of both Buyer and Sellers. Upon expiration of the sublease, Buyer shall deliver possession of the Facility to Sellers with the office furniture and fixed assets;

                   (h) Inventory. All inventory relating to the Business, including raw materials, work-in-process and finished goods (i) that was procured to fulfill an open customer order and

(ii) for which the vendor or supplier has been paid by Sellers but for which Sellers have not invoiced their customers (the "Inventory");

                   (i) Goodwill. All goodwill of the Business;

                   (j) Accounts Receivable. All accounts, notes and loans receivable, advances, letters of credit and other rights to receive payments relating to the Business billed or unbilled as shown on the Final Net Cash Reconciliation Statement ("Accounts Receivable");

                   (k) Any other asset that relates to any pre-paid expense of the Business and shown on the Final Net Cash Reconciliation Statement.

                   Section 2.02 Retained Assets. Notwithstanding Section 2.01, all of Sellers' and their Affiliates' right, title and interest in the following properties, assets and rights shall be excluded from the Acquired Assets and not sold or assigned to Buyer (collectively, the "Retained Assets"):

                   (a) All cash and cash equivalents of Cascade;

                   (b) Transcend's T2K software;

                   (c) Office furniture and fixtures located at the Facility;
                       and

                   (d) The security deposit for the Facility.

                   Section 2.03 Assumed Liabilities (a) Subject to the terms and conditions set forth in this Agreement and excluding any and all other liabilities of the Business or Sellers, at the Closing, Buyer shall assume and thereafter pay, perform and discharge when due only the following liabilities and obligations of the Business that have not been paid, performed or discharged as of the Closing, (the "Assumed Liabilities"):

                        (i) The ordinary course liabilities and obligations under the Assumed Contracts, to the extent such Assumed Contracts are actually assigned to Buyer;

                        (ii) The ordinary course liabilities and obligations related to accrued vacation pay, accrued sick leave, any other accrued employee fringe benefits, and any other accrued incentive compensation, if any, for the Transferred Employees or, subject to Section 5.01, incurred in the ordinary course of business consistent with past practice and of the same type and magnitude as those set forth in the Balance Sheet since the date of the Balance Sheet and shown on the Final Net Cash Reconciliation Statement;

                        (iii) Liabilities for accounts payable, accrued expenses and any other ordinary course liability of the Business occurring on or prior to Closing, but only to the extent shown on the Final Net Cash Reconciliation Statement; and

                        (iv) The liabilities and obligations arising as a result of Buyer's ownership, use or operation of the Business or the Acquired Assets subsequent to the Closing Date.

                   (b) Nothing contained in this Section 2.03 or in any instrument of assumption executed by Buyer at the Closing shall release or relieve Sellers from their representations, warranties, covenants and agreements contained in this Agreement or any certificate, schedule, instrument, agreement or document executed pursuant hereto or in connection herewith, including, without limitation, the obligations of Sellers to indemnify Buyer in accordance with the provisions of Article 10 hereof.

                   Section 2.04 Retained Liabilities. Notwithstanding anything in this Agreement to the contrary, Buyer shall not assume, and shall be deemed not to have assumed, and Sellers shall retain, any and all Liabilities relating to the Acquired Assets or to the Business or of Sellers or any of their Affiliates, except as expressly provided in Section 2.03, and Sellers and their Affiliates shall be solely and exclusively liable with respect to, and shall pay, perform or discharge, indemnify, defend and hold harmless Buyer and its Affiliates from and against, any loss, liability, damage, expense or Damages arising from or relating to all Liabilities of Sellers and their Affiliates, except as expressly provided in Section 2.03.

                   Section 2.05 Purchase Price. In consideration of the sale of the Acquired Assets, in addition to the assumption by Buyer of the Assumed Liabilities, Buyer shall pay to Transcend at the Closing $1,250,000 in cash by wire transfer of immediately available funds to the bank account designated by Transcend or in accordance with such other instructions as may be provided by Transcend to Buyer (the "Purchase Price"), subject to adjustment by adding or subtracting the amount shown in the Preliminary Net Cash Reconciliation Statement as described below in Section 2.06;

                   Section 2.06 Net Cash Reconciliation. On the Closing Date, the Sellers will deliver to the Buyer a "Preliminary Net Cash Reconciliation Statement" of the Business as of the Closing Date that shall set forth the difference between (a) the sum of (1) Accounts Receivable (net of allowance for doubtful accounts), and (2) pre-paid expenses, minus (b) the sum of (1) accounts payable, (2) accrued compensation, benefits, vacation pay, commissions, and bonus, (3) other accrued expenses, and (4) the revenues paid or payable to Sellers for products, installations, product enhancements, other obligations or ongoing services billed by Sellers on or prior to the Closing Date to be performed by the Business after the Closing Date ("Deferred Revenues").

                  Within ten (10) days after Closing, Buyer will deliver to Sellers a "Final Net Cash Reconciliation Statement." The Sellers will have five
(5) days after the Sellers' receipt of the Final Net Cash Reconciliation Statement to object to any item or items shown thereon (the "Objection Period"). The Sellers will notify the Buyer of any objections to the Final Net Cash Reconciliation Statement, setting forth a description of such objection and the dollar amount of such objection. If the Sellers do not object during the Objection Period, the Final Net Cash Reconciliation Statement will be conclusive and binding on the parties hereto. If the Sellers object during the Objection Period and the Buyer and the Sellers are unable to resolve such objections within fifteen (15) days after delivery by the Sellers of the Sellers' objections, then all disagreements will be submitted for resolution to an impartial certified public accounting firm of national standing reasonably acceptable to the Buyer and the Sellers (the "Independent Auditor"), which will be selected as promptly as practicable, but in no event later than ten (10) days following the expiration of such 15-day period. If the Buyer and the Sellers cannot agree on the

Independent Auditor within the 10-day period, the selection of the Independent Auditor will be made in the following manner: the Buyer will, within ten (10) business days after the expiration on the 10 day period set forth above, deliver to the Sellers a list of three (3) nationally recognized certified public accounting firms together with the name of the partner at each firm who will be responsible for handling the firm's engagement (such firm or partners must not have performed services for the Buyer, the Sellers, or any Affiliate of the Buyer or the Sellers), from which list the Sellers will select one (1) firm within ten (10) days after receipt of the Buyer's list. The Independent Auditor will have up to thirty (30) days after its appointment to resolve the disputes submitted to it. The Final Net Cash Reconciliation Statement, either as agreed to by the Buyer and the Sellers or as adjusted by the Independent Auditor pursuant to the preceding sentence, will be final and binding. The fees and expenses of the Independent Auditor will be shared equally by the Sellers and the Buyer.

                  Upon establishment of the Final Net Cash Reconciliation Statement, Sellers or Buyer, as the case may be, will promptly pay the difference between the Final Net Cash Reconciliation Statement and the Preliminary Net Cash Reconciliation Statement in cash in immediately available funds to the other.

                   Section 2.07 Closing. The closing (the "Closing") of the purchase and sale of the Acquired Assets hereunder shall take place at the corporate office of QuadraMed Corporation, 22 Pelican Way, San Rafael, California as soon as reasonably practicable, but in no event later than two (2) Business Days after satisfaction or waiver of the conditions set forth in
Article 9. At the Closing, the parties shall deliver all funds, documents and instruments required to be delivered pursuant to Article 9. By agreement of the parties, closing may take place electronically, with original documents to be exchanged as soon as practicable thereafter.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Except as specifically set forth in the Schedules prepared and signed by Sellers and delivered to Buyer simultaneously with the execution hereof, each Seller jointly and severally represents and warrants to Buyer that all of the statements contained in this Article 3 are true and complete as of the date of this Agreement, and will be true and complete as of the Closing Date as though made on the Closing Date. Each exception set forth in the Schedules and each other response to this Agreement set forth in the Schedules is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section. In the event of any inconsistency between statements in the body of this Agreement and statements in the Schedules (excluding exceptions expressly set forth in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control. Notwithstanding anything contained in this Agreement to the contrary, Sellers' statements and obligations pursuant to this Article 3 shall only apply as relevant to (i) the Acquired Assets, (ii) the Assumed Liabilities, (iii) the Business, and (iv) the transactions contemplated by this Agreement.

                   Section 3.01 Organization, Standing and Corporate Power. Each of Transcend and Cascade is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Oregon, respectively, and has the requisite corporate power and authority to carry on its business as now being conducted. The failure by either Seller to be duly qualified or licensed to do business and to be in good standing in any other jurisdiction will not have a Material Adverse Effect on the Business or the Acquired Assets.

                   Section 3.02 Authority; Noncontravention. Sellers have the requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements (as defined in Section 1.01) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Sellers and the consummation by Sellers of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Sellers, and no other corporate proceedings on the part of Sellers is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by Sellers, and assuming this Agreement and the Ancillary Agreements constitute valid and binding obligations of Buyer, constitute valid and binding obligations of Sellers, enforceable against Sellers in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. The execution and delivery of this Agreement and each of the Ancillary Agreements does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the certificate of incorporation or bylaws of Sellers, in each case as amended to the date of this Agreement, (ii) result in a violation or breach of, or constitute a default under, any contract, agreement or instrument to which either Seller is a party or by which the Acquired Assets are bound, or (iii) contravene any Law applicable to either Seller, which, in the case of clauses (ii) and (iii) above would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business or the Acquired Assets.

                   Section 3.03 Consents and Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Sellers in connection with the execution and delivery of this Agreement and the Ancillary Agreements by Sellers or the consummation by Sellers of the transactions contemplated hereby and thereby, except for any consents, approvals, authorizations, filings or notices, the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business or the Acquired Assets.

                   Section 3.04 Financial Statements. (a) Sellers have delivered to Buyer the unaudited income statements, balance sheets and statements of cash flows of Cascade, representing the financial statements of the Business, as of and for the years ended December 31, 2000 and 2001 (together with the notes thereto), (the "Year End Financial Statements"), unaudited income statements, balance sheets (the "Balance Sheets") and statements of cash flows as of and for the first quarter ended March 31, 2002 (the "Interim Financial Statements" and, collectively with the Year End Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with the books and records of Cascade in accordance with generally accepted accounting principles ("GAAP"). The
Financial Statements fairly present, in all material respects, (i) the assets, liabilities and financial condition of Cascade, as at the respective dates thereof, and (ii) the results of operations and cash flows of Cascade for the respective periods then ended. The statements of income and retained earnings and cash flows included in the Financial Statements do not contain any material items of special or nonrecurring income not earned in the ordinary course of business (other than the income tax benefit in 2001) and consistent with applicable industry standards and practice.

                   (b) The Inventory used in the Business consists of a quality and quantity usable, saleable and marketable in the ordinary course of business within a reasonable period of time.

                   (c) All of the current Accounts Receivable of Cascade, have arisen only from bona fide transactions with independent third parties in the ordinary course of business consistent with past practice, are current and, to the Knowledge of Sellers, are collectible net of the reserves calculated in accordance with GAAP, consistent with past practice and agreed to by the Buyer and Sellers.

                   Section 3.05 Absence of Certain Changes or Events; No Undisclosed Material Liabilities. (a) Except as set forth on Schedule 3.05(a), since March 31, 2002, Sellers have conducted the Business only in the ordinary course consistent with past practice, and there has not been any (i) any Material Adverse Change; or (ii) any action taken which would violate the provisions of Section 5.01 of this Agreement, assuming such restrictions had been applicable from March 31, 2002 through the date hereof.

                   (b) Except as disclosed in the Balance Sheet, as specified on
Schedule 3.05(b), the liabilities incurred since March 31, 2002 in the ordinary course of business consistent with past practice and of the same type and magnitude as those set forth in the Balance Sheet, there are no liabilities of Cascade or the Business of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise that would impose transferee liability upon Buyer other than as included within the Assumed Liabilities.

                   Section 3.06 Material Contracts. Sellers have delivered to Buyer true and correct copies of the Assumed Contracts. To Sellers' Knowledge, there are no material oral contracts relating to the Assumed Contracts or the Business. The Assumed Contracts are the only material agreements or contracts of Sellers (other than this Agreement, the Sublease, the Bill of Sale and other instruments of assumption, if any) which relate to the Business and the Acquired Assets. Except as set forth on Schedule 3.06, (i) all of such Assumed Contracts are currently in full force and effect, (ii) Sellers have performed all the obligations required to be performed by it in connection with the Assumed Contracts and is not in default under or in breach of any Assumed Contract, and no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach thereunder, and (iii) to Sellers' Knowledge there is no anticipated breach by the Sellers or the other parties thereto. Except as set forth on Schedule 3.06, the Assumed Contracts (x) are assignable by Sellers to Buyer; and (y) were entered into at arm's length in the ordinary course of business.

                   (b) Except as disclosed on Schedule 3.06, no Assumed Contract requires the consent of a third party to assign such Assumed Contract to Buyer.

                   (c) Except as disclosed in Schedule 3.06, (i) to the Knowledge of Sellers, no contract or commitment required to be disclosed on
Schedule 3.06 has been breached or canceled by the other party; (ii) Sellers are not a party to any contract that will be an Assumed Contract requiring it to purchase goods or services or lease property above or below (as the case may be) prevailing market rates and prices or to sell goods or services below prevailing market rates or below the cost of such goods or services to Sellers, and (iii) no other party to any such Assumed Contract has asserted the right to renegotiate, cancel or terminate prior to the full term of any such Assumed Contract.

                   (d) Except as specifically contemplated by this Agreement and except as set forth in Schedule 3.06, with respect to the Business, Sellers are not a party to or bound by, and the Acquired Assets are not bound by, whether written or oral, any:

                   (i) contract relating to mortgaging, pledging or otherwise placing a Lien on any of the Acquired Assets;

                   (ii) contract pursuant to which Sellers subcontract work on the Software to third parties; or

                   (iii) contract relating to the acquisition or sale of the Business (or any material portion thereof), other than this Agreement.

                   Section 3.07 Real Property; Other Assets. (a) Cascade does not own any real property related to the Business. Cascade has made available to Buyer true, correct and complete copies of the Leasehold, including all modifications, amendments and supplements thereto.

                   (b) Cascade has a valid and subsisting Leasehold in the Facility, free and clear of all pledges, claims, liens, charges, mortgages, conditional sale or title retention agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever ("Liens"), except for Permitted Liens, and the Leasehold is in full force and effect. No zoning, health, building, land use or similar law, code, ordinance, order or regulation has been, or to the knowledge of Cascade, will be violated by the continued use and operation of the Leasehold in the conduct of the Business.

                   (c) The Tangible Personal Property used by Sellers in the conduct of the Business and to be transferred to Buyer, consists of property in good working condition and of a quality and quantity usable, saleable and marketable in the ordinary course of business.

                  Section 3.08 Software. (a) Schedule 3.08(a) sets forth under the caption "Owned Software" a true, correct and complete list of all the Owned Software and under the caption "Licensed Software" a true, correct and complete list of all of the Licensed Software.

                   (b) Except as specified in Schedule 3.08(b), Cascade has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use or otherwise exploit, all versions and releases of the Owned Software and all intellectual property therein, free and clear of all Liens. Cascade is in actual possession of (i) the source code and object code for each computer program included in the Owned Software, and

(ii) the object code and, to the extent required for the effective use of the Software as currently used in the Business or as offered or represented to the Business' customers or potential customers, the source code, for each computer program included in the Licensed Software. Cascade is in possession of all other documentation (including without limitation all related installation and user manuals) and know-how required for the effective use of the Software as currently used in the Business or as offered or represented to the Business' customers or potential customers. Cascade has, and Buyer will have at the Closing, such ownership of the Owned Software and such rights by license or otherwise to use the Licensed Software as are used and necessary to conduct the Business as now conducted, and as are used in the development, marketing, licensing, sale or support of the products and the services presently offered by the Business. Except as specified in Schedule 3.08(b), no person other than Cascade has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof.

                   (c) Schedule 3.08(c) sets forth a true, correct and complete list, by computer program, of (i) all persons other than Cascade that have been provided with the source code or have a right to be provided with the source code (including any such right that may arise after the occurrence of any specified event or circumstance, either with or without the giving of notice or passage of time or both) for any of the Owned Software, and (ii) all source code escrow agreements relating to any of the Owned Software (setting forth as to any such escrow agreement the source code subject thereto and the names of the escrow agent and all other persons who are actual or potential beneficiaries of such escrow agreement), and identifies with specificity all agreements and arrangements pursuant to which the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby would entitle any third party or parties to receive possession of the source code for any of the Owned Software or any related technical documentation. Except as specified in Schedule 3.08(c), no person (other than Cascade) is in possession of, or has or has had access to, any source code for any computer program included in the Owned Software.

                   (d) Except as specified in Schedule 3.08(d), none of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Sellers, or any of its successors or assigns of any version or release of any computer program included in the Software obligates or will obligate Cascade or any of its successors or assigns to pay any royalty, fee or other compensation to any other person.

                   (e) Intentionally omitted

                   (f) Except as specified in Schedule 3.08(f), no agreement, license or other arrangement pertaining to any of the Software (including without limitation any development, distribution, marketing, user or maintenance agreement, license or arrangement) to which Cascade is a party will terminate or become terminable by any party thereto as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                   Section 3.09 Intellectual Property. (a) Schedule 3.09(a) sets forth a true, correct and complete list (including, to the extent applicable, registration, application or file numbers, and registration and filing dates) of all Intellectual Property other than Software. Cascade does not have any U.S. or foreign copyright, patent, or trademark registrations, and has not made any application for U.S. or foreign registration, covering any of the Intellectual Property with any U.S. Governmental Authority or foreign government equivalent entity.

                   (b) Cascade has, and Buyer will have at the Closing, such ownership or rights by license or otherwise to use the Intellectual Property as are used and are necessary to conduct the Business as it is now conducted, and as are used in the development, marketing, licensing or support of the Software. Except as specified in Schedule 3.09(b), (i) Cascade has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use, the Intellectual Property free and clear of all Liens and (ii) no person or entity other than Cascade has any right or interest of any kind or nature in or with respect to the Intellectual Property or any portion thereof or any rights to use, market or exploit the Intellectual Property or any portion thereof.

                   (c) No current or former director, officer, or employees of Cascade (or any predecessor in interest of Cascade) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property owned by Cascade.

                   (d) Cascade takes reasonable measures to protect the confidentiality of its material trade secrets, know-how or other confidential information. Cascade has delivered to Buyer all written non-disclosure agreements between Cascade and its employees, independent contractors and licensees having access to confidential information.

                   Section 3.10 No Infringement. (a) For purposes of this
Section 3.10(a), as well as Section 3.10(b) below, the definition of Intellectual Property excludes Licensed Software. To Sellers' Knowledge, except as specified in Schedule 3.10(a), neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Cascade, or any of its successors or assigns of any Owned Software or Intellectual Property, as such Owned Software or Intellectual Property, as the case may be, is or was, or is currently contemplated to be, sold, licensed, leased, transferred, used or otherwise exploited by such persons, does, did or will (i) infringe, whether directly, by inducement, contributory, vicariously or otherwise ("Infringe"), any patent, trademark, copyright or other intellectual property right of any other person, (ii) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other right of any other person, or (iii) entitle any other person to any interest therein, or right to compensation from Cascade, or any of its successors or assigns, by reason thereof. Except as specified in
Schedule 3.10(a), Cascade has not received any complaint, assertion, threat or allegation or otherwise has notice of any Claim involving either matters of the type contemplated by the immediately preceding sentence or otherwise challenging the ownership, use, validity or enforceability of any Intellectual Property, nor is Cascade aware of any facts or circumstances that could reasonably be expected to give rise to any such Claim. Except as specified in Schedule 3.10(a), there are no restrictions on the ability of Cascade, or any of its successors or assigns to sell, license, lease, transfer, use, reproduce, distribute, modify or otherwise exploit any Owned Software or Intellectual Property.

                   (b) Except as specified in Schedule 3.10(b), to Sellers' Knowledge there has been no Infringement, misappropriation or other violation of any Software or Intellectual Property, and no Claim has been brought by Sellers against any third party.

                   Section 3.11 Litigation, etc. Except as specified on Schedule 3.11, (i) Sellers have not been served with process or notice that there is any Claim pending and, to Sellers' Knowledge, no such Claim is threatened against or affecting the Business, the Acquired Assets, or Sellers with respect to the Business or the Acquired Assets by or before any court or other Governmental Authority, and (ii) Sellers have not been served with process or notice, and have no Knowledge that they are subject to any outstanding order, writ, judgment, injunction, decree or arbitration order or award that, in any such case described in clauses (i) and (ii), has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business or the Acquired Assets. Sellers have not been served with process or notice that there are any Claims pending and to Sellers' Knowledge, there is no such Claim threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement or the Ancillary Agreements.

                   Section 3.12 Compliance with Applicable Laws. All federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for Sellers to own, lease or operate their properties and assets, including, without limitation, the Acquired Assets, and to carry on the Business as now conducted have been obtained or made, and there has occurred no breach or default under any such Permit, except for the failure to have any Permits or any breaches or defaults under Permits which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business or the Acquired Assets. Except as disclosed on Schedule 3.12, Sellers have complied, and will continue to comply, with respect to the Business, in a timely manner and in all material respects, with all applicable statutes, laws, ordinances, rules, regulations, judgments, decrees, orders, writs and injunctions of any Governmental Authority.

                   Section 3.13 Environmental Laws. Except as specified on
Schedule 3.13 and as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business or the Acquired
Assets: (i) Sellers have not violated and are not in violation of any Environmental Law; (ii) to Sellers' Knowledge the Leasehold (including without limitation soils and surface and ground waters) is not contaminated with any Hazardous Substance in quantities which require investigation or remediation under Environmental Laws; (iii) Sellers are not liable for any off-site contamination; (iv) Sellers have no liability or remediation obligation under any Environmental Law; (v) no assets of or used by the Business are subject to pending or threatened Liens under any Environmental Law; (vi) Sellers have all Permits required under any Environmental Law ("Environmental Permits"); and
(vii) Sellers are in compliance with its Environmental Permits.

                   Section 3.14 Taxes. (a) Sellers have (i) timely filed (or there have been timely filed on Sellers' behalf) all material Tax Returns, required to be filed by or for it in respect of any Taxes relating to the Business or the Acquired Assets and all such Tax Returns are true, correct and complete in all material respects and have paid all Taxes shown to be due on such Tax Returns, (ii) established reserves that are reflected in the Balance Sheet and that as so reflected are adequate for the payment of all Taxes relating to the Business or the Acquired

Assets not yet due and payable, and (iii) timely withheld and paid over to the proper taxing authorities all Taxes relating to the Business or the Acquired Assets and other amounts required to be so withheld and paid over.

                   (b) Neither Seller has (i) executed or entered into with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement or other document that continues in force and effect beyond the Closing Date and that extends or has the effect of extending the period for assessments or collection of any Taxes relating to the Business or the Acquired Assets, (ii) executed or entered into with the IRS or any other taxing authority any closing agreement or other similar agreement (nor have Sellers received any ruling, technical advice memorandum or similar determination) affecting the determination of Taxes relating to the Business or the Acquired Assets and required to be shown on any Tax Return not yet filed, (iii) requested any extension of time to be granted to file after the Closing Date any Tax Return relating to the Business or the Acquired Assets required by applicable law to be filed by it, or (iv) executed or filed any power of attorney with respect to Taxes relating to the Business or the Acquired Assets, which power of attorney will remain in effect beyond the Closing Date.

                   (c) There is no Tax audit, examination, Claim or deficiency proposed, pending or threatened in writing against Sellers which, if adversely determined, would result in a Tax Lien on any Acquired Asset or such other assets of or used by the Business or would require Buyer to be liable for any Taxes.

                   (d) The Business maintains in its files the appropriate valid exemption certificates related to all sales to customers on which sales Tax was not collected. All purchases on which sales or use Tax were not paid were properly exempt from such Taxes.

                   (e) No Seller is a foreign person within the meaning of
Section 1445 of the Code.

                   Section 3.15 Benefit Plans. Intentionally Omitted.

                   Section 3.16 Labor Matters. (a) Sellers are not a party to any employment, labor or collective bargaining agreement, and there are no employment, labor or collective bargaining agreements which pertain to employees of Sellers or the Business.

                   (b) No employees of the Business are represented by any labor organization and, to Sellers' Knowledge, no labor organization or group of employees of Sellers or relating to the Business has made a pending demand for recognition or certification. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and, to Sellers' Knowledge, there are no organizing activities involving Sellers or the Business pending with any labor organization or group of employees of Sellers or the Business.

                   (c) There are no (i) unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Business, or (ii) complaints, charges or Claims against Sellers pending, or threatened in writing to be brought or filed, with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual of the Business.

                   Section 3.17 Absence of Certain Practices. To Sellers' Knowledge, neither Seller nor any Affiliate has (i) paid, offered or promised to pay, or authorized the payment, directly or indirectly, through any other person, any monies or anything of value to any person employed by or acting for or on behalf of any person, whether private or governmental, or any government official or employee of any political party or candidate for political office, in each case for the purpose of illegally inducing or rewarding any action by any official favorable to the Business, or (ii) taken any other act that, if taken by a person subject to United States law, would violate Section 30A of the Securities and Exchange Act of 1934. To Sellers' Knowledge, neither Seller nor Affiliate, has accepted or received any unlawful contributions, payments, gifts or expenditures related to the Business or the Acquired Assets.

                   Section 3.18 Title to Acquired Assets. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good, valid and marketable title to the Acquired Assets, free and clear of all Liens, Retained Liabilities and other interests, except for Permitted Liens

                   Section 3.19 Product Liability. Intentionally Omitted.

                   Section 3.20 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Sellers.

                   Section 3.21 Completeness of Disclosure. Neither Seller has failed to disclose to Buyer any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of the Business. No representation or warranty by Sellers contained in this Agreement and no statement contained in any document (including, without limitation, the Financial Statements and the Schedules), certificate, or other writing furnished or to be furnished by Sellers to Buyer or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated herein, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Sellers that all of the statements contained in this Article 4 are true and complete as of the date of this Agreement, and will be true and complete as of the Closing Date as though made on the Closing Date.

                   Section 4.01 Organization, Standing and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and to be in good standing would not have a Material Adverse Effect on the ability of Buyer to perform its obligations under this Agreement and the Ancillary Agreements or consummate the transactions contemplated hereby or thereby.

                   Section 4.02 Authority; Noncontravention. Buyer has the requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding obligation of Sellers, constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. The execution and delivery of this Agreement and the Ancillary Agreements does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof and thereof will not (i) conflict with any of the provisions of the certificate of incorporation or bylaws of Buyer, in each case as amended to the date of this Agreement, (ii) result in a violation or breach of, or constitute a default under, any contract, agreement or instrument to which Buyer is a party, or (iii) contravene any Law applicable to Buyer which, in the case of clauses (ii) and (iii) above, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to perform its obligations under this Agreement and the Ancillary Agreements or consummate the transactions contemplated hereby and thereby.

                   Section 4.03 Consents and Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Agreements by Buyer or the consummation by Buyer, as the case may be, of any of the transactions contemplated hereby, except for any consents, approvals, authorizations, filings or notices the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of Buyer to perform its obligations under this Agreement and the Ancillary Agreements or consummate the transactions contemplated hereby and thereby.

                   Section 4.04 Broker. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.

                                   ARTICLE 5

                              COVENANTS OF SELLERS

                   Sellers agree that:

                   Section 5.01 Conduct of the Business. From the date hereof until the Closing Date, except as contemplated by this Agreement, Sellers will operate the Business only in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as disclosed on Schedule 5.01, Sellers will not, and will cause their Affiliates not to:

                   (a) make any material change in the conduct of the Business or enter into any transaction or commitment involving in excess of $10,000 individually, or $25,000 in the aggregate, binding on the Business or relating to any of the Acquired Assets;

                   (b) mortgage, lease, sublease, license, pledge or subject to any Lien (except for Permitted Liens) any of the Acquired Assets;

                   (c) sell, transfer or otherwise dispose of any of the Acquired Assets, except for Inventory sold in the ordinary course of business, or acquire any assets or rights that would be included in the Acquired Assets or the Business, except in the ordinary course of business consistent with past practice;

                   (d) permit the Business to: incur or assume any long-term Liabilities or, except for current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with past practice, incur or assume any short-term Liabilities; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations (absolute, accrued, contingent or otherwise) of any Person; or make any loans, advances or capital contributions to, or investments in, any Person;

                   (e) amend in any material respect or terminate any Assumed Contract or the Leasehold, or make or enter into any new contract or lease, in each case with respect to the Business or the Acquired Assets, except in the ordinary course of business consistent with past practice;

                   (f) permit the Business to engage in any transaction with any employee, officer or director of either Seller or any Affiliate of either Seller outside the ordinary course of business consistent with past practice;

                   (g) fail to keep in full force and effect present insurance policies or other comparable insurance coverages with respect to the Business or the Acquired Assets;

                   (h) change any of the accounting principles used by the Business unless required by GAAP or applicable Law;

                   (i) transfer or grant any rights or licenses under, or enter into any settlement regarding the breach or infringement of, any Intellectual Property, or modify any existing rights with respect thereto or enter into any licensing or similar agreements or arrangements, except in the ordinary course of business consistent with past practice;

                   (j) make any increase in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any employee of the Business, except as required under any Sellers' Plans in effect as of the date hereof;

                   (k) adopt, enter into, or amend (except as required to comply with applicable laws) any employment, collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, vacation, severance, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of any employee of the Business (whether or not legally binding) or enter into or amend any existing consulting agreement or arrangement;

                   (l) settle or agree to settle any litigation, action or proceeding relating to the Business other than settlements of any case involving amounts not in excess of $10,000;

                   (m) make any material change in the selling, distribution, advertising, terms of sale or collection practices (including any practices, programs or allowances involving rebates or discounts) for the Business from those planned or budgeted, or enter into any practices, programs or long-term allowances (including any practices, programs or allowances including rebates or discounts) not previously used during the past twelve months;

                   (n) amend their certificate of incorporation, by-laws or other organizational documents in a manner that adversely affects any of the transactions contemplated hereby;

                   (o) knowingly take any action which would cause a breach of any representation set forth in Article 3 hereof; and

                   (p) take, or agree in writing or otherwise to take, any of the foregoing actions.

                   Section 5.02 Access to Information. (a) From the date hereof until the Closing Date, Sellers will (i) give, and will cause each of its Affiliates to give, Buyer, their counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, employees, agents, representatives, properties, facilities, books and records of the Business, (ii) furnish, and will cause each of their Affiliates to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request, and (iii) instruct the employees, counsel and financial advisors of Sellers and their Affiliates to cooperate with Buyer in its reasonable investigation of the Business, and (iv) permit Buyer and its authorized representatives to contact major customers of the Business. Any investigation pursuant to this Section 5.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business. Sellers shall keep Buyer generally informed as to the affairs of the Business. Notwithstanding the foregoing, Buyer shall not have access to personnel records of Sellers and their Affiliates relating to individual performance or evaluation records, medical histories or other information which in Sellers' good faith opinion is sensitive or the disclosure of which could subject any Seller or any Affiliate of any Seller to risk of Liability.

                   (b) In addition to the foregoing, from and after the Closing Date, Sellers will give, and will cause each of their Affiliates to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access and copies of all the documents relating to the Business not delivered to Buyer at the Closing.

                   Section 5.03 Exclusivity. Recognizing that Buyer `s investigations of the Business, and the negotiation and drafting of this Agreement and related documents and instruments to be executed by Buyer in connection herewith, have to date required and will continue to require Buyer to expend significant time, effort and money, and to induce Buyer to execute and deliver this Agreement and proceed with the transactions contemplated hereby, neither Seller, any Affiliate of either Seller or any director, officer, partner, employee, representative, advisor, or agent of any such Person will encourage any offers from, solicit, encourage, initiate, respond to (other than by a bare statement, without further detail or explanation, that such Person is not permitted to respond) or continue any discussions with, engage in discussions or negotiations with or provide any information to, or enter into any agreements or understandings with, any Person, other than Buyer, its Affiliates and their respective representatives and agents, concerning any merger, consolidation, issuance or sale or exchange of shares of capital stock of either Seller, transfer or disposition of any Acquired Assets (other than Inventory in the ordinary course of business consistent with past practice) or similar transaction involving or affecting the ownership of either Seller, the Business or any of the Acquired Assets.

                   Section 5.04 Non-Solicitation of Employees. Non-Competition.
(a) From and after the date hereof until the second anniversary of the Closing Date, Sellers shall not, and shall not permit their respective Affiliates to, without the prior written approval of Buyer, directly or indirectly solicit, encourage, entice, induce hire or employ any person who is an Employee at the date hereof or who becomes an Employee after the date hereof but prior to the Closing Date, to terminate his or her employment with Cascade, or hire or employ any person who is an Employee at the date hereof or who becomes an Employee after the date hereof but prior to the Closing Date; provided, however, that the foregoing does not apply to persons who are hired as a result of the use of a general solicitation (such as an advertisement) not specifically directed to any of the Employees.

                   (b) Sellers agree that they shall not, and Sellers shall cause each of their Affiliates not to, at any time within the two-year period immediately following the Closing, directly or indirectly engage, or have any ownership interest in, any firm, corporation, partnership, proprietorship or other business entity that engages in a business that develops or installs coding and abstracting software or any other product that is currently manufactured or sold by the Business or under development with respect to the Business or that competes with the Business; provided, however, that it shall not be a violation of this Section 5.04 to (i) own, directly or indirectly, solely for investment purposes, securities of any Person that are traded on a national securities exchange or the NASDAQ Stock Market (or a recognized securities exchange outside the U.S.), if Sellers and their Affiliates do not, directly or indirectly, collectively own more than 1% or more of any class of securities of such Person, or (ii) directly or indirectly be acquired by or merged into any Person that compete with any products sold by the Business or under development with respect to the Business.

                   (c) For a period of three (3) years from and after the Closing Date, Sellers will, and will cause their Affiliates to, keep secret and retain in confidence, and will not use for the benefit of themselves or others,
(i) all Intellectual Property, (ii) any and all information concerning the operations and affairs of the Business, including, without limitation, historical financial statements, financial projections and budgets, historical and projected sales, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented (collectively, the "Business Information"), and (ii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Business containing or based, in whole or in part, on any information included in the foregoing, and shall not record, disclose or disseminate such Intellectual Property or Business Information to anyone outside of Buyer and its Affiliates except with Buyer's express written consent and except as otherwise required by law; provided, however, for purposes of this Section 5.04(c), Intellectual Property shall not include any information, technology or know-how or other matter, and Business Information shall not include any information or other matter, that is readily ascertainable from public or published information (without the violation of any confidentiality agreement related thereto).

                   (d) Each Seller acknowledges that the covenants contained in this Section 5.04 were a material and necessary inducement for Buyer to agree to the transactions contemplated hereby, and that violation of any covenants contained in this Section 5.04 will cause Buyer to be irreparably and immediately harmed and Buyer could not be made whole by monetary damages. Therefore, Seller agrees to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of Buyer as a remedy for any such breach without proof of actual damages. Sellers and Buyer (a) hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and any requirement to establish actual damages or secure or post any bond in connection with any such remedy and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 5.04 hereof. The remedy provided for in this Section
5.04 shall not be deemed to be the exclusive remedy for a party's breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the other party.

                   (e) If it is ever held by any court of competent jurisdiction that the restrictions placed on any party to this Agreement by this Section 5.04 s too onerous and is not necessary for the protection of the other party or parties hereto, each party to this Agreement agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider to be necessary or appropriate to properly protect the other party or parties hereto.

                   Section 5.05 Remittance of Accounts Receivable. Buyer shall send a written notice, dated as of the Closing Date, in form and substance approved by Sellers, to each account debtor owing amounts under the Accounts Receivable of the Business, and such notice shall (i) notify such account debtor that such account debtor's Accounts Receivable have been transferred to Buyer as of the Closing Date and (ii) instruct such account debtor that any and all payments in respect of such account debtor's Accounts Receivable shall be made to such accounts as Buyer (or any assignee of Buyer's right to receive such payments) shall designate. Each Seller further agrees that to the extent such Seller or any of its Affiliates receives any payment with respect to any Accounts Receivable of the Business on or after the Closing Date, such Seller shall (w) immediately notify Buyer of such receipt, (x) cause such payment to be held in trust for sole the benefit of Buyer or its assignee, (y) refrain from commingling such payment with any funds of any Seller or any Affiliate of any Seller and (z) within three Business Days of the date of the receipt of such payment by such Seller or any Affiliate of any Seller, remit such payment to such accounts as Buyer or its assignee may designate, by wire transfer of immediately available same day funds. Each Seller also grants Buyer a power of attorney to endorse in the name of such Seller and any of its Affiliates all checks that Buyer may receive in respect of the Accounts Receivable and that name such Seller or any of its Affiliates as the payee therein.

                   Section 5.06 Mail And Communications. Sellers shall promptly remit to Buyer any mail or other communications, including, without limitation, any written or e-mail inquiries and payments received by Sellers relating to the Business or the Acquired Assets and any invoices received by Sellers relating to Assumed Liabilities which are received by Sellers from and after the Closing Date. Buyer shall promptly remit to Sellers any mail or other communications, including, without limitation, any written or e-mail inquiries and payments received by Buyer relating to any business or activity of Sellers other than the Business, and any invoices received by Buyer relating to liabilities other than the Assumed Liabilities which are received by Buyer from and after the Closing Date. With respect to any mail addressed to Sellers received by Buyer from and after the Closing Date which relates to the Business, the Acquired Assets, or the Assumed Liabilities, Sellers hereby authorize Buyer to receive and open such mail and deal with the contents thereof in any reasonable manner, provided that any such action in no way damages or prejudices Sellers.

                   Section 5.07 Notification of Certain Tax Matters. Sellers shall deliver to Buyer copies of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Authority relating to the United States federal, state, local or foreign Taxes due from or with respect to Sellers or their Affiliates relating to the Business or the Acquired Assets and (ii) any closing agreement with any taxing authority entered into by or on behalf of Sellers or their Affiliates relating to the Business or the Acquired Assets.

                                   ARTICLE 6

                                COVENANT OF BUYER

                   After the Closing Date, Buyer shall not, and shall not permit its Affiliates to, use the mark "Transcend" (the "Seller Marks"). In this connection, after the Closing Date, Buyer will take reasonable steps to see that all, signs, displays and other promotional materials in the possession of Buyer after the Closing Date that contain the Seller Marks are destroyed.

                                   ARTICLE 7

                         COVENANTS OF BUYER AND SELLERS

                   Buyer and Sellers agree that:

                   Section 7.01 Commercially Reasonable Efforts; Further Assurances. (a) Subject to the terms and conditions of this Agreement, Buyer and Sellers will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other to do, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

                   (b) Sellers and Buyer shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from any third parties, in connection with the consummation of the transactions contemplated by this Agreement. Sellers and Buyer agree to take all commercially reasonable actions necessary to obtain any requisite actions, approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Authority. If required, each party shall as promptly as possible, in cooperation with the other, but at its own expense, file any reports or notifications or furnish information and pay any fees that may be required to be paid by it under applicable law.

                   (c) Prior to Closing, each party shall promptly consult with other parties hereto with respect to, provide any necessary information with respect to, and provide other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Authority or any information supplied by such party to a Governmental Authority in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall promptly provide the other parties with copies of any written communication received by such party from any Governmental Authority regarding this Agreement or any of the transactions contemplated hereby.

                   Section 7.02 Public Announcements. Neither Seller nor Buyer will issue, or permit any of their Affiliates to issue, any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other (which consent shall not be unreasonably withheld), except as may be required by applicable law or stock exchange or NASDAQ regulation. Notwithstanding anything in this Section 7.02 to the contrary, Sellers and Buyer will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statement with respect to this Agreement and the transactions contemplated hereby if required by applicable law or stock exchange regulation.

                   Section 7.03 Notices of Certain Events. From the date hereof until the Closing Date, Sellers and Buyer shall, promptly after becoming aware of the following, notify the other of:

                   (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

                   (b) any notice or other communication from any Governmental Authority in connection with any of the transactions contemplated by this Agreement; and

                   (c) any Claims commenced relating to Sellers or any of their Affiliates, the Business, the Acquired Assets or Buyer that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.10 and 3.11.

                   Section 7.04 Transfer and Other Taxes. All transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer Taxes) and related fees incurred in connection with any of the transactions contemplated by this Agreement will be paid by Sellers. Each Seller and Buyer will prepare and file any Tax Return required to be filed by it in connection with any of the transactions contemplated by this Agreement (regardless of whether any Tax is required to be paid in connection with such filing), and all of the parties will cooperate with each other in the preparation, execution and filing of such Tax Returns.

                   Section 7.05 Further Assurances. At any time after the Closing Date, Sellers and Buyer shall promptly execute, acknowledge and deliver any other assurances, documents, instruments or conveyances reasonably requested by Sellers or Buyer, as the case may be, or necessary for Sellers or Buyer, as the case may be, to satisfy their respective obligations hereunder or obtain the benefits contemplated hereby.

                   Section 7.06 Transfers Not Effected as of Closing. Nothing herein shall be deemed to require the conveyance, assignment or transfer of any Acquired Asset that by its terms or by operation of applicable law cannot be freely conveyed, assigned, transferred or assumed. To the extent the parties hereto have been unable to obtain any governmental or any third party consents or approvals required under applicable law for the transfer of any Acquired Asset and to the extent not otherwise prohibited by the terms of any Acquired Asset, Sellers shall continue to be bound by the terms of such applicable Acquired Asset and Buyer shall pay, perform and discharge fully all of the obligations (to the extent such obligations are Assumed Liabilities) of Sellers thereunder from and after the Closing to the extent that the corresponding benefit is received. Sellers shall, without consideration therefor, pay, assign and remit to Buyer promptly all monies, rights and other consideration received in respect of such performance. Sellers shall exercise or exploit their rights in respect of such Acquired Assets only as reasonably directed by Buyer and at Buyer's expense. Subject to and in accordance with Section 7.01, for not more than one hundred eighty (180) days following the Closing Date, each of the parties hereto shall continue to use commercially reasonable efforts to obtain all such unobtained consents or approvals required to be obtained by it at the earliest practicable date. If and when any such consents or approvals shall be obtained, then Sellers shall promptly assign their rights and obligations thereunder to Buyer without payment of consideration and Buyer shall, without the payment of any consideration therefor, assume such rights and obligations (to the extent such obligations are Assumed Liabilities). The parties shall execute such good and sufficient instruments as may be necessary to evidence such assignment and assumption.

                   Section 7.07 Allocation of Purchase Price. Within sixty (60) days following the Closing Date, Buyer shall deliver to Sellers a written statement allocating the Purchase Price (including the Assumed Liabilities and the covenant not to compete) among the Acquired Assets, which allocation shall be made in good faith. Buyer and Sellers shall file all Tax Returns in a manner consistent with such allocation and shall not voluntarily take any action inconsistent with such allocation upon examination of any Tax Return, in any refund claim, in any litigation or otherwise with respect to Taxes or any Tax Returns.

                                   ARTICLE 8

                                EMPLOYEE MATTERS

                   Section 8.01 Transferred Employees. (a) Employment Offers. Prior to the Closing Date, Buyer shall make an offer of employment to each Employee selected by Buyer in its sole discretion, such employment to be effective as of the Closing Date. Subject to Section 8.01(b) below, such offers of employment shall be on such terms and conditions as determined by Buyer in its sole discretion. Those Employees who have been offered employment by Buyer and who accept such offers of employment shall be referred to herein as the "Transferred Employees," and the parties hereto intend that there shall be continuity of employment following the Closing with respect to all Transferred Employees. In the event that the employment of an Employee who is not offered employment by Buyer pursuant to this Section 8.01(a) is terminated by Cascade on the Closing Date, Buyer shall reimburse Sellers for all severance payments made to such terminated Employees in accordance with the historical practice of Cascade as set forth on Schedule 8.01(a) hereto.

                   (b) Post-Closing Employee Benefits. As of the Closing Date, Buyer shall provide the Transferred Employees with the standard employee benefit package that is generally provided by Buyer to employees of Buyer; it being understood, that in no event shall Buyer be obligated to provide any stock option plan or other equity participation for the Transferred Employees, but Buyer agrees to make a reasonable attempt to consider the inclusion of the Transferred Employees in its stock option program. Without limiting the generality of the foregoing, Buyer shall honor and assume the vacation or other paid time off for each Transferred Employee which has been accrued but remains unused as of the Closing Date, to the extent the accrual for such vacation or other paid time off was reflected on the Balance Sheet.

                   Section 8.02 Cooperation. Sellers shall cooperate with Buyer as necessary to implement the covenants set forth is this Article 8, including, without limitation, providing reasonable access to the Employees and supervisory personnel prior to the Closing Date and providing information regarding the salary and incentive opportunity applicable to each Employee at Buyer's request.

                                   ARTICLE 9

                              CONDITIONS TO CLOSING

                   Section 9.01 Conditions to Obligations of Buyer and Sellers. The obligations of Buyer and Sellers to consummate the Closing are subject to the satisfaction (or waiver by Buyer and Sellers (subject to applicable law)) of the following conditions:

                   (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing; and

                   (b) There shall not be pending any material Claim by a Governmental Authority of competent jurisdiction seeking to prohibit the consummation of the Closing.

                   Section 9.02 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction (or waiver by Buyer (subject to applicable law)) of the following further conditions:

                   (a) The representations and warranties of Sellers contained in this Agreement which are not qualified by "materiality", "Material Adverse Effect" or "Material Adverse Change" shall be true and accurate in all material respects, and the representations and warranties that are qualified by "materiality", "Material Adverse Effect" or "Material Adverse Change" shall be true and accurate in all respects, in each case when made and as of the Closing Date and Sellers shall have performed and complied in all material respects with all obligations, agreements or covenants required by the Agreement to be performed and complied with by them prior to the Closing.

                   (b) There shall not have occurred any Material Adverse Change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Material Adverse Change).

                   (c) There shall not be pending or threatened any Claim seeking to restrain or prohibit the execution of this Agreement or seeking to obtain from Buyer or Sellers or any of their respective Affiliates in connection with this Agreement any material damages, or seeking any other relief that, following the execution hereof, would materially limit or restrict the ability of Buyer to own the Acquired Assets.

                   (d) Intentionally omitted.

                   (e) Sellers shall have duly executed and delivered to Buyer a bill of sale and assignment substantially in the form of Exhibit A attached hereto (the "Bill of Sale"), which shall provide for the sale, transfer, assignment, conveyance and delivery of the Acquired Assets (other than the Leasehold and the trademarks, copyrights, patents and Internet domain names that are Acquired Assets) to Buyer.

                   (f) Sellers shall have duly executed and delivered to Buyer the assignment and assumption agreement substantially in the form of Exhibit B attached hereto (the "Assumption Agreement"), which shall provide for the assumption of the Assumed Liabilities (other than Assumed Liabilities relating to the Leases) by Buyer.

                   (g) Cascade shall have duly executed and delivered to Buyer all customary instruments of assignment or transfer, in form suitable for recording in the appropriate office or bureau (collectively, the "Intellectual Property Instruments"), requested by Buyer in order to effect the transfer of Intellectual Property that are Acquired Assets.

                   (h) Cascade shall have duly executed and delivered to Buyer a sublease of the Leasehold in the form attached hereto as Exhibit C (the "Sublease Agreement"), together with any reasonably necessary transfer declarations or other filings, with respect to the Leasehold.

                   (i) Notwithstanding Section 7.06 or anything else to the contrary in this Agreement, Sellers shall have obtained and delivered to Buyer, in form and substance satisfactory to Buyer, all consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity or any other person, as listed on Schedule 9.02(i) attached hereto, required to be obtained or made prior to the Closing in connection with the execution, delivery and performance of this Agreement.

                   (j) Intentionally omitted.

                   (k) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall restrict Buyer's control of the Acquired Assets.

                   (l) There shall not be pending any material litigation brought by a Governmental Authority of competent jurisdiction seeking to (i) require Buyer to hold the Acquired Assets separate, (ii) restrict Buyer's control of the Acquired Assets or (iii) require Buyer to divest any asset or business in connection with the acquisition of the Acquired Assets.

                   Section 9.03 Conditions to Obligation of Sellers. The obligation of Sellers to consummate the Closing is subject to the satisfaction (or waiver by Seller (subject to applicable law)) of the following further conditions:

                   (a) The representations and warranties of Buyer contained in this Agreement which are not qualified by "materiality", "Material Adverse Effect" or "Material Adverse Change" shall be true and accurate in all material respects, and the representations and warranties that are qualified by "materiality", "Material Adverse Effect" or "Material Adverse Change" shall be true and accurate in all respects, in each case when made and as of the Closing Date and Buyer shall have performed or complied in all material respects with any obligation, agreement or covenant required by the Agreement to be performed or complied with by Buyer prior to the Closing.

                   (b) Intentionally omitted.

                   (c) Buyer shall have duly executed and delivered to Sellers the Bill of Sale

                   (d) Buyer shall have duly executed and delivered to Sellers the Assumption Agreement.

                   (e) Buyer shall have duly executed and delivered to Sellers the Sublease Agreement.

                                   ARTICLE 10

                            SURVIVAL; INDEMNIFICATION

                   Section 10.01 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive until the final determination of the Final Net Cash Reconciliation Statement: provided that (i) the representations and warranties contained in Section 3.06 (Material Contracts), Section 3.08 (Software), Section 3.09 (Intellectual Property),
Section 3.10 (Infringement), Section 3.11 (Litigation), Section 3.16 (Labor Matters) Section 3.20 (Broker), and 3.21 (Completeness of Disclosure) shall survive for eighteen (18) months from the Closing Date; (ii) the representations and warranties contained in Section 3.13 (Environmental Laws) and Section 3.18 (Title) shall survive indefinitely; and (iii) the representations and warranties contained in Section 3.14 (Taxes) shall survive until their applicable statutes of limitations have expired. The covenants and agreements of the parties contained in this Agreement shall survive the Closing until such time as such covenants or agreements shall terminate or expire in accordance with their respective terms. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence with respect to the specific claim, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

                   Section 10.02 Indemnification. (a) Subject to the other provisions of this Article 10, Sellers jointly and severally hereby agree to indemnify Buyer and its Affiliates and their respective officers, directors, managers, employees, affiliates, agents, advisors and representatives (Buyer and such other entities and persons are hereinafter collectively referred to as "Buyer Indemnitees"), against and agree to hold each of them harmless from any and all judgments, fines, Claims, costs, damages, losses, penalties, lost profits, consequential damages, punitive damages, Liabilities and expenses (including, without limitation, expenses of investigation or remediation, consulting or engineering fees and expenses and attorneys' fees and expenses) of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated ("Damages") incurred or suffered by any Buyer Indemnitees resulting from or arising out of (i) any misrepresentation or breach of representation or warranty (each such misrepresentation and breach, a "Warranty Breach") by Sellers, (ii) any breach of covenant or agreement made or to be performed by Sellers pursuant to this Agreement, or (iii) any Retained Liability; provided that with respect to indemnification by Sellers for any Warranty Breach pursuant to this Section 10.02 other than those contained in Sections 3.13, 3.14, and 3.18, (A) Sellers shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches exceeds $50,000 and then Sellers shall be liable from the first dollar of such Damage in excess of $50,000 and (B), in the absence of fraud on the part of any of Sellers, Sellers' maximum liability for all such Warranty Breaches shall not exceed the Purchase Price less any adjustments shown on the Final Net Cash Reconciliation Statement. For the purpose of determining whether any Warranty Breach has occurred with respect to a claim for indemnification or for the purposes of measuring Damages with respect to any Warranty Breach, such representations and warranties shall be deemed to have been made without any materiality, Material Adverse Effect or Material Adverse Change qualifications contained therein.

                   (b) Subject to the other provisions of this Article 10, Buyer hereby agrees to indemnify Sellers and their Affiliates and their respective officers, directors, managers, employees, affiliates, agents, advisors and representatives (Sellers and such other entities and persons are hereinafter collectively referred to as "Seller Indemnitees"), against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Seller Indemnitees resulting from or arising out of (i) any Warranty Breach by Buyer,
(ii) any breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement, or (iii) any Assumed Liability; provided that with respect to indemnification by Buyer for any Warranty Breach pursuant to this
Section 10.02, (A) Buyer shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches exceeds $50,000 and then Buyer shall be liable from the first dollar of such Damage in excess of $50,000 and
(B) Buyer's aggregate maximum liability for all such Warranty Breaches shall not exceed the Purchase Price. For the purpose of determining whether any Warranty Breach has occurred with respect to a claim for indemnification or for the purposes of measuring Damages with respect to any Warranty Breach, such representations and warranties shall be deemed to have been made without any materiality, Material Adverse Effect or Material Adverse Change qualifications contained therein.

                   Section 10.03 Procedures. (a) The party seeking indemnification under Section 10.02 (the "Indemnified Party") agrees to give reasonably prompt written notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion or commencement of any Claim in respect of which indemnity may be sought under Section 10.02 and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The parties hereby acknowledge and agree that the failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that (i) such failure results in a failure of actual notice to the Indemnifying Party and (ii) such Indemnifying Party is materially prejudiced as a result of such failure to give notice.

                   (b) The Indemnifying Party shall be entitled to participate in the defense of, investigation of, or corrective action required to be undertaken in response to, any Claim asserted by a third party, including any Governmental Authority ("Third Party Claim") and, subject to the limitations set forth in this Section or Section 10.04, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense.

                   (c) If the Indemnifying Party shall assume the control and cost of the defense of any Third Party Claim in accordance with the provisions of this Section or Section 10.04, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim if the settlement does not provide for the unconditional written release of the Indemnified Party from any and all liabilities and obligations with respect to such Third Party Claim or if the settlement imposes any form of relief other than monetary against the Indemnified Party for which the Indemnified Party receives indemnification hereunder and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the ability of Buyer to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld.

                   (d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim (including any counterclaims filed by Sellers or Buyer) and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. This cooperation shall be provided without cost or expense of the other party other than reimbursement of out-of-pocket travel or similar expenses subject to the provisions of Section 10.02.

                   (e) Each Indemnified Party shall use reasonable efforts to collect any amounts available under insurance coverage, or from any other Person alleged to be responsible, for any Damages payable under Section 10.02.

                   Section 10.04 Additional Procedures. With respect to any Pre-Closing Environmental Liability for which Buyer or any of its Affiliates seeks any indemnification pursuant to Section 10.02(b), Buyer shall be entitled to control and appoint lead counsel or consultants for such defense, investigation or remedial action, and Sellers shall be entitled to participate in the defense thereof at its own expense.

                   Section 10.05 Calculation of Damages. The amount of any Damages payable under Section 10.02 by the Indemnifying Party shall be net of any amounts actually recovered by the Indemnified Party under applicable insurance policies (but any such offset for amounts so recovered shall be reduced by the present value of any insurance policy increases to Indemnified Party relating thereto), from any other third party with indemnification obligations or from any other Person alleged to be responsible therefor. If the Indemnified Party receives any amounts under applicable insurance policies, from any other third party with indemnification obligations or from any other Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount actually received by the Indemnified Party (but any such offset for amounts so recovered shall be reduced by the present value (calculated at a 10% interest rate) of any insurance policy increases to Indemnified Party relating thereto) and net of any expenses incurred by such Indemnified Party in collecting such amount.

                   Section 10.06 Dispute Resolutions. If the parties cannot resolve any claim for indemnification within 30 days after the notification of such claim pursuant to Section 10.03, excluding any Third Party Claim, the parties agree to settle such claim by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, as modified herein. The place of arbitration shall be New York, New York. There shall be one neutral and impartial arbitrator, who shall be a duly admitted and practicing attorney with at least 10 years experience as an attorney in the field of commercial law and mutually agreed upon by Sellers and Buyer. The arbitrator shall permit and facilitate such pre-hearing discovery and exchange of documents and information to which the parties in writing agree or that the arbitrator determines is relevant to the dispute between the parties and is appropriate taking into account the needs of the parties and desirability of making discovery expeditious and cost-effective. Any discovery permitted hereunder shall be completed within 45 days from the date on which the respondent(s) communicates its or their answer(s) to the claimant(s). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1-16. Judgment upon the award of the arbitrators may be entered in any court of competent jurisdiction. The decision of the arbitrators shall be binding and nonappealable.

                   Section 10.07 Effect of Investigation. The conditions to the obligation of Buyer to consummate the Closing, and the right to indemnification, payment of Damages or for other remedies based on any representation, warranty, covenant or obligation of Sellers contained in or made pursuant to this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the date the Closing occurs, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition to the obligation of Buyer to consummate the Closing, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, payment of Damages or other remedy based on such representation, warranty, covenant or obligation.

                   Section 10.08 Tax Treatment of Indemnification Payments. Any indemnification payment made pursuant to this Article 10 shall be treated as an adjustment to the Purchase Price for Tax purposes.

                   Section 10.09 Right of Offset. The parties hereto agree that in the event a claim for indemnification by an Indemnified Party is not paid within ten days of reaching an agreement thereof or a court or arbitral determination that the party seeking indemnification has an indemnifiable obligation, the Indemnified Party shall have the unconditional right to offset, on a dollar for dollar basis, against any amounts that are due or may become due in the future from the Indemnified Party to the other party, the amount of any such claim for indemnification made by such Indemnified Party pursuant to this Article 10.

                                   ARTICLE 11

                                   TERMINATION

                   Section 11.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                   (a) by mutual written agreement of Sellers and Buyer;

                   (b) by either Sellers or Buyer if the Closing shall not have been consummated on or before May 31, 2002 (the "Termination Date"); provided, however, that the terminating party may not exercise this right if it or any of its Affiliates is in breach of its obligations under this Agreement;

                   (c) by either Sellers or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction, or any Governmental Authority shall have adopted any applicable state, federal or foreign law permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby.

                   (d) by Sellers, so long as neither Seller is then in breach of its obligations under this Agreement, upon a breach of any covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have been or become untrue, in each case such that the conditions set forth in Section 9.03(a) would not be satisfied; provided, however, that if any such breach is curable prior to the Termination Date by Buyer through the use of its reasonable best efforts, for so long as Buyer, following written notice with respect to such breach from Sellers, shall be using its reasonable best efforts to cure such breach, Sellers may not terminate this Agreement pursuant to this Section 11.01(d); or

                   (e) by Buyer, so long as Buyer is not then in breach of its obligations under this Agreement, upon a breach of any covenant or agreement on the part of either Seller set forth in this Agreement, or if any representation or warranty of either Seller shall have been or become untrue, in each case such that the conditions set forth in Section 9.02(a) would not be satisfied; provided, however, that if any such breach is curable prior to the Termination Date by Sellers through the use of their reasonable best efforts, for so long as Sellers, following written notice with respect to such breach from Buyer, shall be using their reasonable best efforts to cure such breach, Buyer may not terminate this Agreement pursuant to this Section 11.01(e).

                   The party desiring to terminate this Agreement pursuant to clauses 11.01(b), 11.01(c), 11.01(d) or 11.01(e) shall give notice of such termination to the other party. If this Agreement is terminated as provided herein: (i) upon written request therefor, Buyer will redeliver to Sellers all documents, work papers and other material of Sellers relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; and (ii) all filings, applications and other submissions made shall, to the extent practicable, be withdrawn from the agency or other person to which made.

                   Section 11.02 Effect of Termination. If this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, affiliate, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the (i) failure of either Buyer or Sellers to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either Buyer or Sellers hereto of any representation or warranty contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. In the event of the termination of this Agreement in accordance with Section

11.01, this Agreement shall thereafter become void and have no effect, except for the obligations of the parties hereto contained in Section 7.02, this
Section 11.02 and Section 12.

                                   ARTICLE 12

                                  MISCELLANEOUS

                   Section 12.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall have been previously specified in writing to the other party) with follow-up copy by reliable overnight courier service the next Business Day:

                   if to Buyer, to:

                            QuadraMed Corporation
                            22 Pelican Way
                            San Rafael, California 94901
                            Fax:  (415) 455-1463
                            Attention: Mark N. Thomas
                                       Chief Financial Officer

                            with a copy to:

                            Skadden, Arps, Slate, Meagher & Flom LLP
                            Four Times Square
                            New York, NY, USA 10036-6522
                            Attention:  Paul T. Schnell
                            Fax:  (212) 735-2000

                   if to Sellers, to:

                         Transcend Services, Inc.
                         945 East Paces Ferry Road, Suite 1475
                         Atlanta, Georgia 30326
                         Attention: Larry Gerdes
                                    President/CEO
                         Fax: (404) 364-8009

                         with a copy to:

                         Smith, Gambrell & Russell, LLP

                         Suite 3100, Promenade II
                         1230 Peachtree Street, N.E.
                         Atlanta, Georgia 30309-3592
                         Attention: Richard G. Greenstein and Jonathan M. Minnen
                         Fax: (404) 685-6958

                   All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

                   Section 12.02 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Sellers and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective.

                   (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                   Section 12.03 Expenses. Except as otherwise provided in
Section 11.02 hereof, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                   Section 12.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that Sellers and Buyer, respectively, may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party, except that Buyer may assign its right and delegate its duties under this Agreement in whole or in part to one or more of its Affiliates but no such assignment shall relieve Buyer of its obligations hereunder.

                   Section 12.05 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of Delaware applicable hereto.

                   Section 12.06 Jurisdiction. Subject to Section 10.06 herein, each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Any judgment upon any final award under this Agreement may be entered in any court of competent jurisdiction.

                   Section 12.07 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.

                   Section 12.08 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                   Section 12.09 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto), and the documents, agreements, certificates, and instruments referred to herein and therein constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

                   Section 12.10 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                   Section 12.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be illegal, invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                   Section 12.12 Specific Performance. Sellers and Buyer acknowledge and agree that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. Therefore, each party hereto agrees to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the other party as a remedy for any such breach without proof of actual damages. Sellers and Buyer (a) hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and any requirement to establish actual damages or secure or post any bond in connection with any such remedy and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 12.12 hereof. The remedy provided for in this Section 12.12 shall not be deemed to be the exclusive remedy for a party's breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the other party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       QUADRAMED OPERATING CORPORATION

                                       By: /s/ Mark N. Thomas
                                          --------------------------------------
                                           Mark N. Thomas
                                           its Chief Financial Officer


                                       TRANSCEND SERVICES, INC.

                                       By: /s/ Larry G. Gerdes
                                          --------------------------------------
                                           Name:  Larry G. Gerdes
                                           Title: President and Chief
                                                  Executive Officer

                                       CASCADE HEALTH INFORMATION SOFTWARE, INC.

                                       By: /s/ Larry G. Gerdes
                                          --------------------------------------
                                           Name:  Larry G. Gerdes
                                           Title: Chief Executive Officer